THE OUTSIDE DIRECTORS
                               STOCK BASED COMPENSATION PLAN


     This Outside Directors Stock Based Compensation Plan ("Plan"), is adopted by Black Hills Corporation ("Company") effective the 1st day of January, 1997.

   1.RECITALS.

     This Plan is an amendment and restatement of the prior Retirement Plan for Outside Directors which was adopted by Company effective the 1st day of January, 1993 ("Prior Plan"). The purpose of the Plan is to provide to Participants certain benefits in order to attract and retain competent and hardworking outside directors whose abilities, experience and judgment can contribute to the well-being of the Company and its shareholders and to further align the long-term interests of the outside directors with those of the shareholders by converting the outside directors' vested benefits under the Prior Plan into Company common stock equivalent accounts and providing that future benefits will also be based on Company common stock equivalents, as more particularly set forth hereafter.

    2.PARTICIPANTS.

     Those persons eligible for participation in the Plan ("Participants") are the present and future outside directors of the Company. Outside directors are directors who are not full-time employees of the Company. A Participant's eligibility for benefits under this Plan shall cease upon the Participant no longer being an outside director of the Company.

     3.   ESTABLISHMENT OF COMPANY COMMON STOCK EQUIVALENT
          ACCOUNT.

     For each Participant, the Company shall establish a Company common stock equivalent memorandum account ("Account") and shall credit the Account with Company common stock equivalents, including fractional equivalents. The stock equivalents shall be determined by using the closing price of the Company common stock on the New York Stock Exchange on the date of determination. Appropriate adjustments shall be made to the Account for stock splits, stock dividends, merger, consolidation and similar circumstances affecting the Company common stock.

     4.   CONVERSION OF VESTED BENEFITS AND PROVISION OF ANNUAL
          BENEFITS.

      a.In lieu of the benefits payable under the Prior Plan, the present value of the vested benefits of those Participants who had vested benefits under the Prior Plan as of January 1, 1997, shall be converted to Company common stock equivalents and credited to the Participant's Account. The present value of the vested benefits under the Plan has been determined using a 7 percent discount rate and a determination date of January 1, 1997. The present value of the vested benefits and the number of Company common stock equivalents is as follows:

     OUTSIDE                      PRESENT VALUE OF           COMMON STOCK
     DIRECTORS                    VESTED BENEFITS            EQUIVALENTS

     Glenn C. Barber                $  86,126.00              3,055 shares
     Bruce B. Brundage                 86,126.00              3,055 shares
     John R. Howard                    66,493.00              2,359 shares
     Kay S. Jorgensen                  17,398.00                617 shares


      b.In addition, beginning with the Plan year beginning January 1, 1997, and in each Plan year thereafter, each Participant shall be entitled to a monthly addition to their Account in the amount of the number of Company common stock equivalents determined by dividing the sum of $291.67 by the market price of the Company common stock on the last day of the month for each month of each Plan year that the Participant is eligible for benefits.

      c.By their signatures below, all Participants hereby consent to the conversion of their vested benefits under the Prior Plan as set forth in this
Section 4a above and the provision of monthly additions to their Account as set forth Section 4b above in lieu of any continuing earning of vesting service under the Prior Plan. The Participants agree that the benefits provided in this Plan are in full substitution for any and all benefits that they may have been entitled to under the Prior Plan.

      5.TIME AND MANNER OF BENEFIT PAYMENTS.

      a.For the purposes of this section, the term "Payment Date" shall mean the date that a Participant is no longer an outside director of the Company. Not more than 90 days prior to or 90 days subsequent to the Payment Date, the Participant shall elect: (1) either to defer the commencement of payment of benefits until the anniversary date of the Payment Date ("Deferral
Election"); or (2) to receive payment of the benefits represented in the Participant's Account from the following choices:

     (1) A lump sum payment in cash in an amount equal to the Participant's Account determined as of the Payment Date due 30 days after the later of the Payment Date or the date of election;

     (2) Payment of shares of common stock of the Company equal to the number of shares of Company common stock equivalents credited to the Participant's Account as of the Payment Date due 30 days after the later of the Payment Date or the date of election;

     (3) Payment in monthly installments of either cash or shares of Company common stock over a period of up to 15 years with the first installment being due 30 days after the later of the Payment Date or the date of election. The installment payout period shall be specified in the election. The installment size shall be fixed on the Payment Date and on each anniversary of the Payment Date as though equal installments were to be paid for the then entire balance of the Account over the remaining payment period including any accrued interest or dividends or stock appreciation or depreciation. The installment payout election, once made, may only be changed by the Participant's giving written notice of the Participant's election to change the installment payout period within 30 days prior to any anniversary date of the Payment Date. Said election to change the installment period shall include, without limitation, the right to elect to have the then remaining entire balance of the Account paid in a lump sum in cash or shares of common stock.

      b.In the event the Participant makes a Deferral Election, then the Participant shall, within 30 days of the anniversary date of the Payment Date, either make another Deferral Election until the next anniversary date of the Payment Date (with the right in the Participant to make further Deferral Elections in like manner) or make a payment election in accordance with the payment choices set forth in 5.a above. In the event of any Deferral Election, Account values shall be determined upon a payment election being made as of the anniversary date of the Payment Date subsequent to the payment election.

      6.PAYMENTS UPON DEATH.

     In the event of the death of a Participant, the benefits which would have been payable to the Participant if not for the Participant's death shall be paid as follows:

     (1) In the event of the death of a Participant prior to the Participant's payment election, the Participant's beneficiary designated under
          Section 8 below, or if there is no designated beneficiary, the personal representative of the Participant's estate shall have the right to make the payment election under Section 5 above. Such payment election shall be made within 90 days of the death of the Participant.

     (2) If the Participant dies subsequent to the commencement of payment of benefits under the Plan, then the Participant's beneficiary, or if there is no designated beneficiary, the Participant's personal representative, shall have the right to continue the payment of benefits at the same time and manner that payments were made to the Participant prior to Participant's death; provided, that the beneficiary or personal representative of the Participant may elect to receive a lump sum payment in cash or shares of common stock equal to the Participant's remaining balance on the date of Participant's death.

      7.LOSS OF BENEFITS.

     Notwithstanding any other provision in this Plan, if a Participant is removed as a director of the Company because of misconduct or dishonesty, the Participant shall forfeit all right to any benefits payable under this Plan, including vested benefits.

      8.DESIGNATION OF BENEFICIARY.

     A Participant may designate a beneficiary or beneficiaries to receive benefits after the death of the Participant. The designation shall be effective upon filing written notice with the Compensation Committee of the Board of Directors of the Company ("Committee") on the form provided for that purpose.
If more than one beneficiary designation has been filed, the beneficiary or beneficiaries designated in the notice bearing the most recent date will be deemed the valid beneficiary or beneficiaries.

      9.PLAN TO BE UNFUNDED.

     All benefit payments under the Plan will be made from the general assets of the Company and Participants and their beneficiaries are to be unsecured general creditors of the Company. No special or separate fund is to be established nor other segregation of assets made to create Plan assets or cause the Plan to be a funded plan. Notwithstanding the foregoing, however, the Company may, in its sole discretion, place assets in a trust that may be used to meet Company's obligations under the Plan and any right of a Participant to any benefit payment under the Plan shall be reduced by any payment received by the Participant from the trustee under such a trust. In the event such a trust is established, the assets of such trust shall be available to the general creditors of the Company in the event of the insolvency or bankruptcy of the Company (a "Rabbi trust").

      10.PLAN MAY BE MODIFIED OR DISCONTINUED.

     The Company reserves the right to amend, modify or discontinue the Plan except under the circumstances set forth in Section 11 below. Any modification or discontinuance of benefits shall not reduce accrued and unpaid benefits.

      11.CHANGE IN CONTROL.

     In the event of a Change in Control, as hereafter defined, the Company shall, as soon as possible, but in no event longer than 30 days following the Change of Control, make an irrevocable contribution to the Rabbi trust referred to in Section 9 above, or in the event the Rabbi trust has not been created, create such a trust, and make an irrevocable contribution to the trust, in an amount that is sufficient to pay each Participant or beneficiary the benefits to which the Participants or their beneficiaries would be entitled pursuant to the terms of this Plan as of the date of the Change in Control.

     For the purposes of this section, the term "Change in Control" shall mean any of the following events:

     (1) An acquisition (other than directly from the Company) of any common stock of the Company (the "Common Stock") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of the Common Stock of the Company; provided, however, in determining whether a Change in Control has occurred, Common Stock which is acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control.
          A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities ("Voting Securities") or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"),
          (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

     (2) The individuals who, as of January 1, 1997 are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

     (3)  Approval by shareholders of the Company of:

     (i) A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company where:

     (A) the shareholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization.

     (B)  the individuals who were members of the Incumbent
          Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and

     (C)  no Person other than (i) the Company, (ii) any Subsidiary,
          (iii) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of thirty percent (30%) or more of the then outstanding Voting Securities), has Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the Surviving
          Corporation's then outstanding Voting Securities.

     (ii) A complete liquidation or dissolution of the Company; or

    (iii) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person other than (x) a transfer to a Subsidiary or (y) a sale or transfer of a Subsidiary by the Company except if such sale or transfer would be a sale or other disposition of all or substantially all of the assets of the Company.

     (4) Notwithstanding the foregoing, (i) a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Common Stock as a result of the acquisition of Common Stock by the Company which, by reducing the number of shares of Common Stock then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Common Stock by the Company, and after such stock acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Common Stock which increases the percentage of the then outstanding Common Stock Beneficially Owned by the Subject Person, then a Change in Control shall occur; and (ii) a Change in Control shall not be deemed to occur unless and until all regulatory approvals required to effect a Change in Control of the Company have been obtained.

     12.WITHHOLDING.

    There shall be deducted from all benefits paid under this Plan the amount of any taxes required to be withheld by any federal, state or local government.
The Participants and their beneficiaries, distributees, and Personal Representatives, will bear any and all federal, foreign, state, local or other income or other taxes imposed on amounts paid under this Plan.

     13.ASSIGNABILITY.

    No right to receive payments under this Plan shall be subject to voluntary or involuntary alienation, assignment or transfer, sale, bankruptcy, pledge, attachment, charge, lien or encumbrance of any kind.

     14.ADMINISTRATION OF PLAN.

    The Amended Plan shall be administered by the Committee. The Committee shall conclusively interpret the provisions of the Plan, decide all claims and shall make all determinations under the Plan. The Committee shall act by vote or written consent of a majority of its members.

     15.GOVERNING LAW.

    This Plan shall be governed by and construed in accordance with the laws of the State of South Dakota.

     16.NO CONTRACT.

    Neither the action of the Company in establishing the Plan or any action taken by it or by the Committee under the provisions hereof or any provisions of the Plan shall be construed as giving to any Participant the right to be retained as a director of the Company.

     17.NO TAX-QUALIFIED OR ERISA PLAN.

    It is not intended that this Plan be a tax-qualified plan under the Internal Revenue Code, nor is it intended that this Plan be an employee benefit plan subject to ERISA because none of the Participants are employees of the Company. The Participant's rights under the Plan are contractual.

    BLACK HILLS CORPORATION


     By/s/Daniel P. Landguth
     Its Chairman, President and CEO

ATTEST:

/s/Roxann R. Basham
Secretary and Treasurer

(SEAL)

    OUTSIDE DIRECTORS:


     /s/Glenn C. Barber
     Glenn C. Barber



     /s/Bruce B. Brundage
     Bruce B. Brundage


     /s/John R. Howard
     John R. Howard


     /s/Kay S. Jorgensen
     Kay S. Jorgensen


     /s/Adil M. Ameer
     Adil M. Ameer


     /s/Thomas J. Zeller
     Thomas J. Zeller